EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Guaranty Bancshares, Inc. (File No. 333-77783) of our report dated May 31, 2005 on our audit of the financial statements of the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) as of December 31, 2004 and for the year ended December 31, 2004, which is included in this Annual Report on Form 11-K.

/s/ HENRY & PETERS, P.C.

Tyler, Texas
June 13, 2005